Project Anvil CONFIDENTIAL | October 9, 2009 Fairness Opinion Information STRICTLY CONFIDENTIAL Exhibit (c)(3)

Confidential Material Disclaimer
The following pages contain material to be provided to the Board of Directors of Anvil (the “Company”) by Raymond James & Associates
(“Raymond James”) in connection with the delivery of its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in the proposed transaction (the “Transaction”) in which the Company would sell to Purchaser certain assets of the
Company. The accompanying material should only be reviewed in conjunction with Raymond James’s opinion, and these materials are subject to the assumptions and limitations contained in the opinion. This presentation was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. Any estimates and projections contained herein have been prepared or adopted by the Company’s management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Raymond James does not take responsibility for such estimates and projections, or the basis on which they were prepared. Information concerning other companies and transactions were obtained by Raymond James from select public sources. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Board of Directors of the Company, and,
accordingly, neither the Company nor Raymond James nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. Raymond James does not have any obligation to update or otherwise revise the accompanying materials.

Table of Contents
Section 1 Background Information
Section 2 Valuation Analysis
Appendix A Historic and Projected Income Statement
Appendix B Comparable Company Analysis
Appendix C Raymond James Fairness Opinion Letter

Section 1 Background Information

Introduction
Background Information
The purpose of this presentation is to deliver to the Board of Directors of Anvil (the “Company”) the
opinion of Raymond James regarding the fairness, from a financial point of view, of the consideration to be received by Anvil in connection with the potential sale of www.Anvil.com and related websites, their associated content, software code, contracts, intellectual property rights, records, accounts, goodwill, and other assets to Purchaser (the “Transaction”).  In arriving at its opinion, Raymond James has:
reviewed the Asset Purchase Agreement (the “Agreement”) dated October 9, 2009;
reviewed a  draft of the Transition Services Agreement provided by Anvil’s outside counsel on
October 7, 2009;
reviewed the financial terms and conditions as stated in the Agreement;
reviewed the audited financial statements of the Company as of and for the years ended
December 31, 2007 and 2008 and the unaudited financial statements for the period ended
June 30, 2009;
reviewed the Company’s Annual Report filed on Form 10-K for the year ended December 31,
2008, as well as the Company’s Quarterly Report filed on Form 10-Q for the quarter ended
June 30, 2009;
reviewed the internal, interim report of Anvil for the eight month period ending August 31,
2009;

Background Information
Introduction (continued)
reviewed internal financial analyses and forecasts for Anvil as prepared by senior management of Anvil (“Management”);
reviewed the business plan and prospects for Anvil as provided by Management;
reviewed other Anvil financial and operating information requested from and/or provided by
Anvil;
met with and discussed with Management certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry;
reviewed and discussed with Management the historical and anticipated future financial performance of Anvil, including the review of forecasts prepared by Management;
reviewed the audited financial statements of Purchaser as of and for the twelve months ended
June 30, 2009; and
performed such other analyses and studies, and considered such other factors, as Raymond
James considered appropriate.
The analyses included in this presentation are meant to be considered in conjunction with the
Raymond James written opinion to the Board of Directors dated October 9, 2009; the form of our written opinion is included in these materials in Appendix C.

Transaction Summary
Background Information
Pay per click accounts with Google, Yahoo, MSN and others
AOL and MSN content syndication agreements
The assets to be transferred include:
anvil.com website and 27 other domain names
Specified content and associated software code
Intellectual property rights used to operate the
website / domain
Transferred Assets
The business to be transferred includes:
Consumer leads generated by the assets
transferred
Referral click traffic for websites transferred
Insurance information and articles published on Anvil.com
website
Transferred
Business
Purchaser will use cash on hand to fund both the Initial Cash and Promissory Note Financing
$15,000,000 cash paid upon closing of the Transaction (“Initial Cash”)
$1,000,000 promissory note issued to Anvil payable one year from closing of the Transaction (“Promissory Note”)
Consideration
The Transaction is structured as an asset sale of the anvil.com Uniform Resource Locator, related websites owned by Anvil and certain associated assets and contracts
Structure
Details Terms
This summary of financial terms of the Agreement is provided for discussion purposes only. It is not intended to be a comprehensive listing of the relevant terms and conditions contained in the Agreement or a complete description of any particular term. Nothing in this summary should be construed to be an interpretation or explanation of any provision or term of the Agreement.

Transaction Summary
Background Information
Claims for indemnification subject to a $100,000 deductible
Indemnification payments generally capped at $1.5 million for breaches of most representations and warranties
$16,000,000 cap if Anvil is not duly authorized to consummate Transaction
No cap for breaches related to fraud by a party to the Agreement
Claims disputes subject to arbitration
Indemnification for
Breaches of
Representations
and Warranties
For a period of 3 years, the Company is subject to non-diminishment, non-solicitation, and non-disparagement undertaking
Restricted
Activities
Details Terms
This summary of financial terms of the Agreement is provided for discussion purposes only. It is not intended to be a comprehensive listing of the relevant terms and conditions contained in the Agreement or a complete description of any particular term. Nothing in this summary should be construed to be an interpretation or explanation of any provision or term of the Agreement.

Significant Shareholders
Background Information
Insiders hold own a substantial majority of Anvil’s outstanding shares.
Source:  SNL and NOBO list provided by Management as of October 8 and June 26, 2009, respectively
Shares % of Shares Out
Institutional
Osmium Partners LLC 423,612 6.3%
Fertilemind Capital Fund I LP 332,311 4.9%
UBS Securities LLC 55,782 0.8%
Bridgeway Capital Management Inc. 30,400 0.4%
Al Frank Asset Management Inc 15,265 0.2%
CalPERS 2,400 0.0%
BlackRock Advisors LLC 366 0.0%
Total Institutional 860,136 12.7%
Material Insider
Zions Bancorp. 2,363,636 34.9%
Robert S. Bland 2,108,045 31.2%
William V. Thoms 520,476 7.7%
Other Insiders 7,778 0.1%
Total Insider 4,999,935 73.9%
Other Individual 904,287 13.4%
Grand Total 6,764,358 100.00%
Total
Institutional
12.7%
Total Insider
73.9%
Other
Individual
13.4%

Section 2 Valuation Analysis

Summary
Raymond James evaluated the Transaction by examining the Consideration to be paid relative to:
- Anvil’s investment in the anvil.com website
- The current GAAP carrying value of the Anvil.com website and related assets
- The Company’s bid to acquire the Insurance.com website and our understanding of the consideration paid
- Value of the Anvil.com website implied by deducting Anvil tangible assets from Anvil’s public equity market value
- The difference in estimated present values of projected Anvil cash flows assuming (i) the
Anvil.com website remains with Anvil and (ii) assuming the Transaction is consummated
For purposes of valuing the Consideration, we discounted the promissory note at 5.0%, yielding a present value of $16.0 million
(1)
Valuation Analysis
1) Judgmentally, we selected a discount rate equal to the 1-year interest rate of a composite of U.S. “BB” rated debt issues based on our review of
Purchaser financial statements; source, Bloomberg
Initial Cash 15,000,000 $
Promissory Note Present Value 952,436
Value of Consideration 15,952,436

Valuation Analysis
Illustrative Valuation Summary
Valuation Summary
(dollars in thousands) Implied Value of URL and Content
Low High
Investment in Website $3,768 5,053 $
Sum of The Parts $0 $7,806
Discounted Cash Flow Analysis
$5,914 $7,627
$0 $5,000 $10,000 $15,000
$15,952

Valuation Analysis
Investment In Anvil.com Website
•
In December 2001, Anvil purchased certain assets of Insurance News Network, LLC including the website
www.anvil.com
•
The cost of the acquisition included $1.4 million cash, Anvil stock options valued at $82,000 and expenses of $79,000
•
www.anvil.com Branding Expenditures
Management states that the primary purpose of advertising is to generate near-term sales
Management believes approximately 15% - 25% of Radio/TV and 20% - 30% of Magazine/Newspaper advertising is a reasonable estimate for advertising related to driving brand recognition of www.anvil.com
In May 2006 the Company  changed its name to Anvil.com, Inc.  Since the beginning of 2006, Anvil spent approximately $7.3 and $5.6 million on Radio/TV and Magazine/Newspaper advertising, respectively
During this time, the Company also spent $5.8 million to drive traffic to its website without specifically advertising the www.anvil.com
URL
•
At August 31, 2009, Anvil carried www.anvil.com
at $0 on a GAAP basis and $700,000 on a tax basis
The Company's Initial Investment in Anvil.com Website
($ in 000s)
Cash 1,400 $
50,000 Stock Options 82
Expenses 79
Initial Investment on December 7, 2001 1,561 $
Low High
Estimated Branding Expenditures Since 2006 2,207 $         3,492 $
Total Estimated Investment 3,768 $         5,053 $

Valuation Analysis
Sum of The Parts Analysis
•
To estimate a value for
www.anvil.com:
Raymond James calculated the 12-month high and low equity market valuation of Anvil and the value at market close on October 8, 2009
Then deducted estimated values of tangible assets
12-Month Range
(Amounts in 000s, except share price) Low High At 10/8/2009
52 Week Anvil Share Price Range
(1)
$1.22 $3.50 $2.94
Current Shares Outstanding 6,764 6,764
Anvil Public Equity Market Capitalization $8,253 $23,675 $19,887
Less Estimated Values of: Low High
Cash & Investments at August 31, 2009
(2)
8,904 $       8,904 $       8,904 $      8,904 $
Other Net Working Capital at August 31, 2009 901 901 901 901
Value of Renewal Commissions
(3)
2,839 4,259 2,839 4,259
Value of Operations without www.anvil.com and exc. renewal commissions
(4)
- 1,806 - 1,806
Value of Other Operations 12,644 $     15,870 $     12,644 $    15,870 $
Implied Value of URL and Content ($4,392) $7,806 $7,243 $4,018
Notes
1) Source: SNL Financial
2) Cash & Investments includes: Cash & Equivalents, Certificates of Deposit, and Fixed Maturity Investments, at fair market value
3) Applies a multiple of 2.00x to 3.00x to estimated annualized renewal commissions of $946,448 at August 2009 (based on a bid received by management of 2.00x - 2.25x)
4) The 'High' estimate equals the lowest estimated net present value of Anvil's future cash flows projected as if the Transaction is consummated and assuming renewal commissions for Telephone, Online, and Remote Agent business through 2009 are sold. 2010 and future renewal commissions are based on 1.0% renewal commission rate on Telephone, Online, and Remote Agent business and a 10.0% annual lapse rate

Valuation Analysis
Anvil Historic Equity Market Value
TTM Aggregate Volume Traded by Market Value Range ($M)
Source: SNL Financial
10.9%
41.9%
14.1%
11.1%
18.0%
0.0%
4.1%
15.0%
56.9%
71.0%
82.0%
100.0% 100.0%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
< $9.0 $9.0 -
$12.0
$12.0 -
$15.0
$15.0 -
$18.0
$18.0 -
$21.0
$21.0 -
$24.0
> $24.0
Percent of Total Volume Traded Cumulative Trading Percentage
TTM Price/Volume
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
10/08 12/08 02/09 04/09 06/09 08/09 10/09
0
10,000
20,000
30,000
40,000
50,000
60,000
70,000
80,000
90,000

Valuation Analysis
Discounted Cash Flow Comparison
With Domain Without Domain
(dollars in $000's) (dollars in $000's)
Discount Terminal Multiple of 2014 EBITDA Discount Terminal Multiple of 2014 EBITDA
Rate Present Value 9.0x 10.0x 11.0x Rate Present Value 9.0x 10.0x 11.0x
10.0% PV of potential distributions 7,796 $          7,796 $          7,796 $          10.0% PV of potential distributions 4,194 $          4,194 $          4,194 $
PV of 2014 EBITDA terminal value 11,129           12,365           13,602           PV of 2014 EBITDA terminal value 7,836             8,706             9,577
Present Value
18,925           20,161           21,398
Present Value
12,029           12,900           13,771
12.5%
PV of potential distributions 7,365 $          7,365 $          7,365 $
12.5%
PV of potential distributions 3,918 $          3,918 $          3,918 $
PV of 2014 EBITDA terminal value 9,895             10,994           12,094           PV of 2014 EBITDA terminal value 6,967             7,741             8,515
Present Value 17,260           18,359           19,458           Present Value 10,885           11,659           12,433
15.0% PV of potential distributions 6,973 $          6,973 $          6,973 $          15.0% PV of potential distributions 3,668 $          3,668 $          3,668 $
PV of 2014 EBITDA terminal value 8,821             9,801             10,781           PV of 2014 EBITDA terminal value 6,211             6,901             7,591
Present Value 15,793           16,773           17,754           Present Value 9,879             10,569           11,259
Terminal Value as a multiple of 2014 estimated EBITDA Terminal Value as a multiple of 2014 estimated EBITDA
(dollars in $000's) (dollars in $000's)
Terminal Multiple of 2014 EBTIDA Terminal Multiple of 2014 EBTIDA
9.0x 10.0x 11.0x 9.0x 10.0x 11.0x
Terminal value 18,319 $        20,355 $        22,390 $        Terminal value 12,899 $        14,332 $        15,765 $
Years Discounted 5.23 5.23 5.23 Years Discounted 5.23 5.23 5.23
Value of Domain
(dollars in $000's)
Company Value
Discount Terminal With Without Domain
Rate Multiple Domain Domain Value
10.0% 11.0x $21,398 $13,771 $7,627
10.0% 10.0x 20,161 12,900 7,261
10.0% 9.0x 18,925 12,029 6,895
12.5% 11.0x 19,458 12,433 7,025
12.5% 10.0x 18,359 11,659 6,700
12.5% 9.0x 17,260 10,885 6,375
15.0% 11.0x 17,754 11,259 6,494
15.0% 10.0x 16,773 10,569 6,204
15.0% 9.0x 15,793 9,879 5,914

Appendix A Historic and Projected Income Statement

Transaction Summary – Remaining Business
Life insurance sales for GEICO customers under revenue sharing arrangement GEICO Contract
Savings Bank Life
Transamerica
Nationwide Life
Prudential
ING
Lincoln National
American General
Genworth
Contact information for 3 million names
255,000 inforce paid customers
800,000 email addresses Customer Lists
Appointments from approximately 30 leading insurers including: Appointments
Licensed in all 50 states Licensure
Sophisticated quote engine developed over a 20+ year period that provides instantaneous price comparison between approximately 30 different life insurers
provides for both online or agent quoting
direct tie to application form fields
Adjustable parameters based on user preferences (A.M. Best Rating and other)
System allows agent to schedule medical exam when needed and track application through entire application process
Technology
49 fully licensed agents, each with 25 – 50 state licenses; 5 sales team leaders and 19 agents in training
In 2008, agents processed 30,068 applications and produced 10,183 paid policies
Sophisticated call center
18,000 square feet facility with room for 90 agents
Predictive dialer system utilizing up to three phone lines per agent to maximize agent productivity
In 2008, generated over $9.4 million in commissions for the sale of new policies
3,246 applications presently in underwriting at various carriers
Agents and Call
Center
Anvil will continue to own an insurance brokerage operation post-Transaction
Historic and Projected Income Statement

Income Statement – Historic
Historic and Projected Income Statement
Historic
2004A 2005A 2006A 2007A 2008A 2009E
Revenue
Life Commissions-Telephone 4,957,511       8,171,950       4,945,736       9,071,779       9,395,024       11,922,517
Life Commissions-Online 7,071,780       5,110,697       5,315,815       4,099,833       2,956,261       1,335,521
Life Commissions-Remote Agents -                  -                  -                  -                  360,912          685,948
Life Renewal Commissions 995,350          1,202,551       1,308,260       1,321,701       1,387,073       1,426,448
Life Settlements -                  -                  -                  -                  78,089            159,369
Health Commissions 1,051,026       618,763          384,665          302,501          274,688          218,894
Click Revenue 1,999,526       2,124,175       5,485,196       4,338,512       2,610,314       1,709,856
Revenue Share (181,562)         (133,804)         (220,358)         (1,114,456)      (1,486,618)      (2,164,884)
Remote Agent Fees -                  -                  -                  91,583            60,100
Other Revenue 16,361            6,976              -                  -                  -                  -
Total Revenue 15,909,992     17,101,308     17,219,314     18,019,870     15,667,325     15,353,769
Expenses
Marketing 6,866,341       6,540,954       8,784,153       5,687,390       3,942,349       2,750,883
Operations 6,531,308       7,274,606       6,164,814       8,859,655       8,874,696       9,406,968
General and Administrative 3,147,865       3,764,996       3,530,269       3,305,311       3,431,956       3,267,747
Depreciation and Amortization 1,278,690       972,943          853,303          783,932          785,553          828,011
Impairment -                  3,750,000       1,801,042       -                  -                  -
Total Expenses 17,824,204     22,303,499     21,133,581     18,636,288     17,034,554     16,253,609
Operating Income (Loss) (1,914,212)      (5,202,191)      (3,914,267)      (616,418)         (1,367,229)      (899,840)
Cash Flow (635,522)         (479,248)         (1,259,922)      167,514          (581,676)         (71,829)
Projected financial data provided by Management

Income Statement – Projected
Historic and Projected Income Statement
Projected financial data provided by Management
With Anvil.com Website
2009E 2010 2011 2012 2013 2014
Revenue
Life Commissions-Telephone 11,922,517     12,900,626    12,900,626     12,900,626      12,900,626      12,900,626
Life Commissions-Online 1,335,521       2,525,365      2,525,365       2,525,365        2,525,365        2,525,365
Life Commissions-Remote Agents 685,948          688,430         688,430          688,430           688,430           688,430
Life Renewal Commissions 1,426,448       1,453,042      1,487,197       1,522,155        1,557,934        1,594,554
Life Settlements 159,369          180,000         180,000          180,000           180,000           180,000
Health Commissions 218,894          174,433         139,002          110,769           88,269             70,340
Click Revenue 1,709,856       1,441,824      1,441,824       1,441,824        1,441,824        1,441,824
Revenue Share (2,164,884)      (2,560,714)     (2,560,714)      (2,560,714)       (2,560,714)       (2,560,714)
Remote Agent Fees 60,100            75,150           75,150            75,150             75,150             75,150
Other Revenue -                  -                 -                  -                   -                   -
Total Revenue 15,353,769     16,878,155    16,876,880     16,883,604      16,896,884      16,915,575
Expenses
Marketing 2,750,883       2,578,560      2,578,560       2,578,560        2,578,560        2,578,560
Operations 9,406,968       8,943,488      8,943,488       8,943,488        8,943,488        8,943,488
General and Administrative 3,267,747       3,358,056      3,358,056       3,358,056        3,358,056        3,358,056
Depreciation and Amortization 828,011          757,059         694,414          667,472           641,575           616,683
Impairment -                  -                 -                  -                   -                   -
Total Expenses 16,253,609     15,637,163    15,574,518     15,547,576      15,521,679      15,496,787
Operating Income (Loss) (899,840)         1,240,992      1,302,362       1,336,028        1,375,205        1,418,788
Cash Flow (71,829)           1,998,051      1,996,776       2,003,500        2,016,780        2,035,471

Income Statement – Projected
Historic and Projected Income Statement
Projected financial data provided by Management
Without Anvil.com Website
2009E 2010 2011 2012 2013 2014
Revenue
Life Commissions-Telephone 11,922,517     12,900,626     12,900,626     12,900,626     12,900,626     12,900,626
Life Commissions-Online 1,335,521       2,525,365       2,525,365       2,525,365       2,525,365       2,525,365
Life Commissions-Remote Agents 685,948          688,430          688,430          688,430          688,430          688,430
Life Renewal Commissions 1,426,448       1,453,042       1,487,197       1,522,155       1,557,934       1,594,554
Life Settlements 159,369          180,000          180,000          180,000          180,000          180,000
Health Commissions 218,894          174,433          139,002          110,769          88,269            70,340
Click Revenue 1,709,856       390,000          1,110,000       1,440,000       1,440,000       1,440,000
Revenue Share (2,164,884)      (2,560,714)      (2,560,714)     (2,560,714)     (2,560,714)     (2,560,714)
Remote Agent Fees 60,100            75,150            75,150            75,150            75,150            75,150
Other Revenue -                  -                  -                 -                 -                 -
Total Revenue 15,353,769     15,826,331     16,545,056     16,881,780     16,895,060     16,913,751
Expenses
Marketing 2,750,883       3,179,040       3,179,040       3,179,040       3,179,040       3,179,040
Operations 9,406,968       8,943,488       8,943,488       8,943,488       8,943,488       8,943,488
General and Administrative 3,267,747       3,358,056       3,358,056       3,358,056       3,358,056       3,358,056
Depreciation and Amortization 828,011          757,059          694,414          667,472          641,575          616,683
Impairment -                  -                  -                 -                 -                 -
Total Expenses 16,253,609     16,237,643     16,174,998     16,148,056     16,122,159     16,097,267
Operating Income (Loss) (899,840)         (411,312)         370,058          733,724          772,901          816,484
Cash Flow (71,829)           345,747          1,064,472       1,401,196       1,414,476       1,433,167

Appendix B Comparable Company Analysis

Comparable Company Metrics
Comparable Company Analysis
(1) LTM calculations adjust for HBDT's sale of its Telesales call center on February 20, 2009, as described in the Company's 2008 Form 10-K and 6/30/2009 Form 10-Q
(2) Book value multiple net of minority interest
Source: Company filings, SNL Financial
(dollars in thousands) Latest Equity Net Enterprise Value to: Current Price to:
Price Quarter Market Enterprise Income LTM LTM 2009E 2010E Book LTM CY 2009E CY 2010E
Company Name Ticker 10/8/2009 Reported Value Value Margin Revenue EBITDA EBITDA EBITDA Value EPS EPS EPS
Online Insurance Brokerage
InsWeb Corp. INSW $3.45 6/30/09 $16,569 10,797 $        -8.9% 0.3x NM NA NA 2.13x NM NA NA
eHealth Inc. EHTH 14.49 6/30/09 358,924 264,788 11.2% 2.1 10.7 8.4 7.3 2.21 26.8 25.4 21.6
Health Benefits Direct Corp. (1) HBDT 0.05 6/30/09 2,147 575 -92.9% 0.1 NM NA NA 1.46 NM NA NA
Online Securities Brokerage
Charles Schwab Corp. SCHW $19.07 6/30/09 $22,137,463 23,688,101 $ 21.9% 5.0x 12.8x 15.5x 12.8x 4.80x 21.2x 26.5x 21.0x
TD Ameritrade Holding Corp. AMTD 20.20 6/30/09 11,843,709 12,159,125 27.5% 5.1 9.8 10.7 8.8 3.51 18.2 19.4 15.7
E*TRADE Financial Corp. ETFC 1.71 6/30/09 2,748,053 10,227,139 -35.4% 5.2 NM NM 34.6 0.92 NM NM NA
optionsXpress Holdings Inc. OXPS 18.13 6/30/09 1,046,731 928,377 31.0% 3.9 7.6 8.5 7.0 3.72 14.7 17.3 13.8
Interactive Brokers Group Inc. (2) IBKR 20.60 6/30/09 849,021 4,379,062 4.7% 2.8 4.4 6.1 4.6 1.52 11.8 16.0 11.3
TradeStation Group Inc. TRAD 8.30 6/30/09 347,167 253,299 16.6% 1.6 5.5 7.5 6.3 2.05 13.8 20.8 15.1
Anvil XXXX $2.94 6/30/09 $19,887 13,918 $        -3.7% 0.9x NM NA NA 1.22x NM NA NA

Comparable Company Metrics
Comparable Company Analysis
(1) LTM calculations adjust for HBDT's sale of its Telesales call center on February 20, 2009, as described in the Company's 2008 Form 10-K and 6/30/2009 Form 10-Q
(2) Book value net of minority interest
Source: Company filings, SNL Financial
(dollars in thousands) Latest
Quarter Enterprise Operating LTM EBITDA Earnings Per Share Book Book Value
Company Name Ticker Reported Value Revenue Income LTM 2009E 2010E LTM 2009 2010 Value Per Share
Online Insurance Brokerage
InsWeb Corp. INSW 6/30/09 10,797 $        33,165 $      (2,952) $      (2,920) $       NA NA -$0.62 NA NA 7,764 $        $1.62
eHealth Inc. EHTH 6/30/09 264,788 123,286 13,807 24,776 31,350 36,030 0.54 0.57 0.67 162,589 6.56
Health Benefits Direct Corp. (1) HBDT 6/30/09 575 8,768 (8,147) (16,337) NA NA -0.2 NA NA 1,468 0.04
Online Securities Brokerage
Charles Schwab Corp. SCHW 6/30/09 23,688,101 $ 4,731,000 $ 1,035,000 $ 1,856,000 $ 1,530,330 $ 1,854,330 $ $0.90 $0.72 $0.91 4,614,000 $ $3.97
TD Ameritrade Holding Corp. AMTD 6/30/09 12,159,125 2,399,245 658,964 1,238,853 1,139,020 1,382,590 1.11 1.04 1.29 3,377,566 5.76
E*TRADE Financial Corp. ETFC 6/30/09 10,227,139 1,982,414 (701,960) (1,043,133) (592,300) 295,300 -1.74 -0.59 0.00 2,982,553 1.86
optionsXpress Holdings Inc. OXPS 6/30/09 928,377 235,178 72,807 121,430 108,800 132,200 1.23 1.05 1.31 281,588 4.88
Interactive Brokers Group Inc.
(2) IBKR 6/30/09 4,379,062 1,554,639 72,948 994,953 712,850 956,150 1.75 1.29 1.82 4,638,282 13.52
TradeStation Group Inc. TRAD 6/30/09 253,299 154,322 25,655 46,364 33,600 40,150 0.60 0.40 0.55 169,146 4.04
Anvil XXXX 6/30/09 13,918 $        15,771 $      (590) $         (107) $          NA NA -$0.09 NA NA 16,364 $      $2.42

Appendix C Copy of Fairness Opinion Letter